Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-11465 of Steinway Musical Instruments, Inc. on Form S-8 of our report dated February 22, 2002, appearing in the Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2002